                                  EXHIBIT 2.1

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                     OF BIRDS EYE, INC. DATED AUGUST 7, 1998

3357CD
------

FILED IN THE OFFICE OF
THE SECRETARY OF STATE
OF THE STATE OF NEVADA

AUG 07 1998
C3272-77
--------
[ILLEGIBLE] HELLER,
SECRETARY OF STATE

                             CERTIFICATE OF AMENDMENT
                                        OF
                            ARTICLES OF INCORPORATION
                                        OF
                                  BIRDS EYE, INC.



          We, the undersigned President and Secretary of BIRDS EYE, INC. do hereby certify as follows:

          1. That the Board of Directors of said corporation at a meeting duly convened, held on July 13, 1998, adopted a resolution to amend the Certificate of Amendment of Articles of Incorporation filed on December 8, 1997 as follows:

                    ARTICLE FIRST is hereby amended as follows:

                         NAME
                         ----

                    The name of the corporation is INTEGRITY HOLDINGS, LTD.

          2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 594,450, that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon at a stockholders meeting held on July 29, 1998.


                                             /s/ Michael Foley
                                             -----------------------------------
                                             MICHAEL FOLEY
                                             President


                                             /s/ Paul C. Carroll
                                             -----------------------------------
                                             PAUL C. CARROLL
                                             Secretary



                         PAGE 1 of 2

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REPUBLIC OF IRELAND )
                     )ss.
COUNTY OF DUBLIN    )


          On August 4th, 1998, personally appeared before me, a Notary Public, MICHAEL FOLEY, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.





                                             /s/ Roger P. Ballagh
                                             -----------------------------------
                                             Notary Public


          (Notary Stamp or Seal)
                                  ------------------------
                                     ROGER P. BALLAGH
                                     NOTARY PUBLIC FOR
                                      CITY AND COUNTY                [LOGO]
                                         OF DUBLIN
                                   COMMISSIONED FOR LIFE
                                  20 NORTHUMBERLAND ROAD,
REPUBLIC OF IRELAND )                    DUBLIN 4.
                     )ss.          ------------------------
COUNTY OF DUBLIN    )


          On August 4, 1998, personally appeared before me, a Notary Public, PAUL C. CARROLL, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.


                                             /s/ W. David Walley
                                             -----------------------------------
                                             Notary Public


                                                        W. DAVID WALLEY
          (Notary Stamp or Seal)                         AMIENS STREET
                                                       DUBLIN 1, IRELAND.
                                                         NOTARY PUBLIC
                                                     COMMISSIONED FOR LIFE
                               PAGE 2 of 2      FOR THE COUNTY & CITY OF DUBLIN